Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Members:

Station Venture Holdings, LLC:

We consent to the incorporation by reference in the registration statements (No. 333-139136, 333-87920, 333-126607, 333-126608, and 333-166881) on Form S-8 and (No. 333-167326) on Form S-3 of LIN TV Corp. of our report dated March 15, 2011, with respect to the balance sheet of Station Venture Holdings, LLC as of December 31, 2010, and the related statements of operations, members’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2010, which report appears in the December 31, 2011 annual report on Form 10-K of LIN TV Corp.

We consent to the incorporation by reference in the registration statements (No. 333-139136, 333-87920, 333-126607, 333-126608, and 333-166881) on Form S-8 and (No. 333-167326) on Form S-3 of LIN TV Corp. of our report dated March 15, 2011, with respect to the balance sheet of Station Venture Operations, LP as of December 31, 2010, and the related statements of operations, members’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2010, which report appears in the December 31, 2011 annual report on Form 10-K of LIN TV Corp.

New York, New York

March 14, 2012